Form 3 - Joint Filer Information

                            Exhibit 99-1

Name:                                Metropolitan Life Insurance Company*
Address:                             One MetLife Way, Whippany, New Jersey 07981

Designated Filer:                    Daniel F. Scudder
                                     Assistant Secretary
                                     MetLife Investment Advisors, LLC, as
                                     Investment Manager

Issuer & Ticker Symbol:              DNP Select Income Fund Inc. ("DNP")
Date of Event Requiring Statement:   January 29, 2019

Signature: /s/Daniel F. Scudder
           --------------------
Daniel F. Scudder, Assistant Secretary,
MetLife Investment Advisors, LLC, as
Investment Manager